TRUST AGREEMENT FOR THE
                           RETIREMENT INCOME ASSURANCE PLAN
                    AND THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     This Agreement made as of this 19th day of June, 1996 by and between Fleet Financial Group, Inc. (the "Company"), whose address is One Federal Street, Boston, Massachusetts 02110 and Fleet National Bank (the"Trustee"), of One Monarch Place, Springfield, Massachusetts 01102,


                                   WITNESSETH

     WHEREAS the Company has adopted certain unfunded plans and arrangements providing deferred compensation and supplemental executive retirement benefits for certain executive employees, former executive employees and their beneficiaries; and,

     WHEREAS the Company established a trust for the Restated Executive Supplemental Plan and the Restated Retirement Income Assurance Plan under a Trust Agreement dated September 13, 1991; and,

     WHEREAS the Company amended, restated and continued said Trust (the "Trust") under this Agreement for the Retirement Income Assurance Plan and the Supplemental Executive Retirement Plan, and transferred assets under the Trust attributable to the Restated Executive Supplemental Plan to a new trust; and

     WHEREAS the assets under this Trust shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as hereinafter defined, until paid to Trust Beneficiaries, as hereinafter defined, in such manner and at such times as hereinafter specified; and

     WHEREAS the Company desires to make additional changes to this Trust Agreement;

     NOW, THEREFORE, the parties do hereby continue the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1.  TRUST FUND

     (a) Subject to the claims of its creditors as set forth in Section 5, the Company has deposited with the Trustee in trust certain amounts as the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

     (b) The purpose of the Trust is to pay as they come due benefits under specified benefit plans and arrangements of the Company and its subsidiaries. The Company shall specify which of such plans and arrangements are to be associated with this Trust (the "Benefit Plans") by designating them on Schedule B to this Agreement as from time to time in effect. The Company shall also specify on Schedule B, either by name or otherwise, which of its employees and the employees of its subsidiaries, and their beneficiaries, are eligible to receive benefit payments hereunder (each such person is referred to herein as a "Trust Beneficiary").

     (c) The Trust hereby established shall become irrevocable upon a Change of Control, as hereinafter defined, as to all amounts held in Trust as of the Change of Control and all amounts contributed in Trust thereafter, and earnings on such amounts. Prior to a Change of Control the Trust may be revoked by the Company at any time by a writing delivered to the Trustee. Under such revocation, all amounts held in the Trust shall be paid to, or upon the direction of, the Company.

     (d) The Trust is intended to be a trust of which the Company is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Internal Revenue Code of 1986, as from time to time amended, and shall be construed accordingly.

     (e) The principal of the Trust and any earnings thereon which are not returned to the Company in accordance with the specific provisions of this Agreement or used to defray the expenses of the Trust shall be used exclusively for the benefit of Trust Beneficiaries, subject in every case to the provisions of Section 5 (relating to Insolvency of the Company). The Trust Beneficiaries shall not have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time such assets are distributed hereunder, and all rights of Trust Beneficiaries created under any of the Benefit Plans or under this Trust Agreement shall be mere unsecured contractual rights against the Company.


SECTION 2.  CHANGE OF CONTROL

     For all purposes of this Agreement, "Change of Control" means a Change of Control, as defined in Schedule A hereto, of the Company.

SECTION 3.  CONTRIBUTIONS TO THE TRUST

     (a) The Company may at any time and from time to time make additional deposits of cash or other property in Trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Upon a determination by the Board of Directors of the Company that a Change of Control is imminent, the Company shall contribute to the Trust, except as the Board of Directors of the Company shall otherwise specify, the full amount anticipated to be required under paragraph (c) below. Upon the actual occurrence of a Change of Control, the Company shall make such additional contributions to the Trust as are required by paragraph (c). Prior to a Change of Control, the Company may at any time withdraw from the Trust such amounts as it may designate in writing to the Trustee.

     (b) Contributions to the Trust and earnings thereon shall be allocated, in such manner as the Company shall designate in writing to the Trustee prior to a Change of Control, among the benefits payable under specified Benefit Plans.
The allocations described in this paragraph shall not require the segregation or separate investment of any assets held in Trust, and nothing in this paragraph shall be construed as conferring on any Trust Beneficiary any rights in specific assets of the Trust.

     (c) Within 90 days after a Change of Control (or 180 days, if the Company delivers to the Trustee evidence satisfactory to the Trustee that the computations necessary hereunder cannot be completed in 90 days), the Company shall contribute to the Trust the present value, determined as hereinafter provided, of all benefits remaining to be paid under the Benefit Plans designated on Schedule B as in effect immediately prior to the Change of Control, including benefits in pay status and benefits payable in the future in respect of persons not yet retired, less amounts previously contributed to the Trust in respect of each such Benefit Plans and less any such amounts paid directly to Trust Beneficiaries by the Company following the Change of Control.

The present value of benefits payable in the future shall be determined using the interest, mortality or other assumptions used in the applicable Benefit Plan, or if no such assumptions are provided for, using an interest rate equal to eight percent compounded annually and (if applicable) the same mortality assumptions as are used in determining the present value of benefits under the Company's tax-qualified retirement plan. The Trustee shall have no responsibility for determining the adequacy of any amount contributed hereunder.

     (d) Amounts transferred to the Trust in respect of the Benefit Plans above, shall be held in Trust until distributed in accordance with this Agreement and the provisions of Schedule B.

     (e) In addition to the contributions described above in this Section, the Company shall within 15 days of a Change of Control deposit an amount determined as hereafter provided for use in helping to defray the legal expenses of Trust Beneficiaries in enforcing their rights under the Benefit Plans. The amounts to be deposited in the Trust in accordance with the immediately preceding sentence shall be the amount fixed by the Human Resources and Planning Committee of the Board of Directors of the Company, or any successor committee of said Board (the "Committee"), prior to the Change of Control; provided, that if no such amount
                                              --------
is fixed, the amount to be deposited shall be 15 percent of the present value of all benefits as determined under paragraph (c) above of this Section 3.

SECTION 4.  PAYMENTS TO TRUST BENEFICIARIES

     (a) The Trustee shall make payments of benefits to Trust Beneficiaries from the assets of the Trust in accordance with the provisions of Schedule B and the other terms of this Agreement, as from time to time in effect.

     (b) Schedule B as from time to time in effect shall specify the amounts, or the bases for determining the amounts, payable to each Trust Beneficiary under each Benefit Plan. The Company may at any time and from time to time modify or supplement the provisions of Schedule B by delivery of an instrument in writing to the Trustee; provided, however, that following a Change of Control
                           --------  -------
no such modification or supplement shall reduce the benefits payable hereunder to any person then designated as a Trust Beneficiary with respect to a plan or arrangement then specified as a Benefit Plan below the level specified by the terms of such Benefit Plan as in effect immediately prior to the Change of Control, except by reason of the correction of a clear error or unless such Trust Beneficiary consents in writing to such modification or supplement. Nothing in the preceding sentence shall require payment hereunder, following a Change of Control, of benefits that would not be payable (e.g., because of termination for cause) under the express terms of a Benefit Plan in effect immediately prior to the Change of Control. Prior to a Change of Control the name of any Trust Beneficiary and any other benefit information, including the designation of Benefit Plans, may be added to or deleted from Schedule B in the discretion of the Company.

     (c) Upon receipt of evidence satisfactory to the Trustee that a benefit otherwise payable hereunder has been paid by the Company directly to a Trust Beneficiary, the Trustee shall reimburse the Company for such payment. The Trustee shall not be obligated to make any reimbursement hereunder unless it receives such evidence of payment by the Company at least three (3) business days prior to the scheduled date for payment of the benefit from the Trust.

SECTION 5.  TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST
            BENEFICIARIES WHEN COMPANY INSOLVENT

     (a) The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they mature, or (ii) the Company is subject to a pending proceeding as a debtor under the Bankruptcy Code.

     (b) At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company, but only to the extent hereinafter set forth. If at any time the Trustee has actual knowledge, or has determined, that the Company is Insolvent, the Trustee shall deliver any undistributed principal and income in the Trust to satisfy such claims as a court of competent jurisdiction may direct. The Board of Directors and the Chief Executive Officer, or if he shall have delegated the responsibility to the Chief Financial Officer, the Chief Financial Officer of the Company shall have the duty to inform the Trustee of the Company's Insolvency. If the Company or a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall independently determine, within thirty (30) days after receipt of such notice, whether the Company is Insolvent and, pending such determination, shall discontinue payments of benefits to Trust Beneficiaries, shall hold the Trust assets for the benefit of the Company's general creditors, and shall resume payments of benefits to Trust Beneficiaries in accordance with Section 4 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent, if the Trustee initially determined the Company to be Insolvent). Unless the Trustee has actual knowledge of the Company's Insolvency or has received an allegation of Insolvency as provided in the preceding sentence, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee which will give the Trustee a reasonable basis for making a determination concerning the Company's solvency. Nothing in this Trust Agreement shall in any way diminish any rights of any Trust Beneficiary to pursue his or her rights as a general creditor of the Company with respect to his or her benefits hereunder or otherwise.

     (c) If the Trustee discontinues payments of benefits from the Trust and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to Trust Beneficiaries in accordance with Schedule B during the period of such discontinuance, less the aggregate amount of payments made to Trust Beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance (together with interest on the amount delayed at the prime rate then in effect at the Trustee on the date of said payment).

SECTION 6.  INVESTMENT OF PRINCIPAL AND INCOME

     Prior to a Change of Control, the Trustee shall invest the principal of the Trust and any earnings thereon in accordance with such investment objectives, policies and restrictions as the Company may from time to time prescribe, or, if the Company has appointed an investment manager to manage or direct the investment of some or all of the assets of the Trust, in accordance with the directions of such investment manager. The Trustee shall have no duty to inquire into or review the aforesaid investment objectives, policies, or restrictions, or the investments made pursuant to the directions of an investment manager. In no event, however, shall assets held in the Trust be invested in securities or obligations issued by the Company or any affiliate of the Company. Following a Change of Control, the Trustee shall invest the assets of the Trust as it determines in its sole discretion, in any form of tangible or intangible property, real or personal, or in the securities or obligations of any form of enterprise wherever it may be located (other than in securities or obligations of the Company or any affiliate of the Company).


SECTION 7.  DISPOSITION OF PRINCIPAL AND INCOME

     During the term of this Trust, all principal amounts contributed to the Trust and all interest thereon, net of expenses, shall be accumulated and reinvested for the purposes herein provided. Subject to the provisions of
Section 1(c), 3(a), 4 and 12, the Company shall have no right or power to direct the Trustee to return to the Company or to direct to others any of the Trust assets before all payments of benefits payable under the Trust, and all payments in respect of legal expenses incurred to enforce rights to such benefits, have been made to Trust Beneficiaries. Upon payment of all such benefits and legal expenses, the Trustee shall return to the Company all amounts, if any, then remaining in the Trust.


SECTION 8.  ACCOUNTING BY THE TRUSTEE

     The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be done, including such specific records as shall be agreed upon in writing between the Company and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by the Company. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year as the date of such removal or resignation, as the case may be.



SECTION 9.  RESPONSIBILITY OF THE TRUSTEE

     (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the
                                                   --------  -------
Trustee shall incur no liability to anyone for any action reasonably taken in accordance with a written direction, request, or approval given by the Company or by an investment manager appointed by the Company that is contemplated by and complies with the terms of this Trust Agreement, including distributions made in accordance with Schedule B as from time to time in effect, and to that extent shall be relieved of the prudent person rule for investments.

     (b) The Company agrees to indemnify the Trustee against all loss or expense incurred by the Trustee under this Agreement, except that in no event shall the Company indemnify the Trustee against any loss or expense incurred by reason of the Trustee's own negligence or misconduct. Without limiting the foregoing, the Trustee shall not be required to undertake or to defend on behalf of any person any litigation arising in connection with this Trust agreement, unless it be first indemnified by the Company against its prospective costs, expenses and liability.

     (c) The Trustee may consult with legal counsel (who may also be counsel for the Trustee generally) with respect to any of its duties or obligations hereunder, including any determination as to whether a Change of Control has occurred or as to whether the Company is Insolvent, and shall not be held responsible for acting or refraining from acting in accordance with the advice of any such counsel selected with reasonable care.

     (d) The Trustee may hire agents, legal counsel, accountants, actuaries, investment managers and financial consultants.

     (e) The Trustee shall have, without exclusions, all powers conferred on trustees by applicable law unless expressly provided otherwise herein.

     (f) Nothing in this Trust Agreement shall be construed as constituting the Trustee plan "administrator," as that term is defined in Section 3(16) of ERISA, of any plan or arrangement pursuant to which benefits are provided hereunder.

SECTION 10.  COMPENSATION AND EXPENSES OF THE TRUSTEE

     The Trustee shall be entitled to receive such reasonable compensation for its services as shall be agreed upon by the Company and the Trustee. The Trustee shall also be entitled to receive its reasonable expenses incurred with respect to the administration of the Trust. All such compensation and expenses shall be payable by the Company, but if not paid by the Company shall be a charge against and may be paid from the assets of the Trust.


SECTION 11.  REPLACEMENT OF THE TRUSTEE

     The Trustee may be removed by the Company at any time prior to a Change of Control, or may resign at any time, in either case by notice in writing. Upon the removal or the resignation of the Trustee, a new trustee, which shall be a bank or trust company having a combined capital and surplus of not less than $50,000,000 shall be appointed by the Company. Following a Change of Control, the Trustee cannot be removed by the Company; provided, however, if at the time
                                              --------  -------
of a Change of Control the Trustee is Fleet National Bank, or its successor, or any other entity affiliated with the Company, the Company shall within 15 days remove said Trustee and appoint an unaffiliated bank or trust company which meet the capital and surplus requirements of this Section 11.


SECTION 12.  AMENDMENT OR TERMINATION

     (a) This Trust Agreement may be amended at any time and to any extent by a written instrument executed by the Committee or the Company; provided, that no
                                                             --------
such amendment that would increase the duties or responsibilities of the Trustee shall be effective unless the Trustee shall have consented thereto; and further
                                                                    --- -------
provided, that following a Change of Control no amendment having an adverse
- --------
effect on the benefits or legal expenses payable hereunder to any Trust Beneficiary shall be effective without the written consent of such Trust Beneficiary; and further provided, that following a Change of Control, the
             --- ------- --------
provisions of this Section 12 may not be amended.

     (b) The Trust shall not terminate until the date on which the last Trust Beneficiary ceases to be entitled to benefits payable under the Trust, unless sooner revoked in writing in accordance with Section 1.

     (c)  Upon termination of the Trust or upon revocation of the Trust under
Section 1, all assets remaining in the Trust shall be returned to the Company.

SECTION 13.  SEVERABILITY AND ALIENATION

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof.

     (b) To the extent permitted by law, benefits to Trust Beneficiaries under this Agreement may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process and no benefit actually paid to Trust Beneficiaries by the Trustee shall be subject to any claim for repayment by the Company or the Trustee.


SECTION 14.  GOVERNING LAW

     This Trust Agreement shall be governed by and construed in accordance with the laws of Rhode Island.


     IN WITNESS WHEREOF, the Company and the Trustee have executed this Agreement as of the date first above written.



                              FLEET FINANCIAL GROUP, INC.


                              By    /s/
                                 --------------------------


                              FLEET NATIONAL BANK


                              By   /s/
                                 --------------------------

                                   SCHEDULE A

                         To The Trust Agreement For The
                      Retirement Income Assurance Plan and
                   The Supplemental Executive Retirement Plan


                        Definition of "Change of Control"
                        ---------- -- ------- -- -------

     "Change of Control" shall mean:

          (a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"); provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, of 25% or more of the Outstanding Company Common Stock shall not constitute a Change of Control; and provided, further that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such acquisition in substantially the same proportion as their ownership immediately prior to such acquisition of the Outstanding Company Common Stock, shall not constitute a Change of Control; or

          (b) Individuals who, as of January 1, 1996, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to January 1, 1996 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (c) Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company (a"Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such a Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries).

          (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     Anything in this Agreement to the contrary notwithstanding, if an event that would, but for this paragraph, constitute a Change of Control results from or arises out of a purchase or other acquisition of the Company, directly or indirectly, by a corporation or other entity in which any Trust Beneficiary has a greater than ten percent (10%) direct or indirect equity interest, such event shall not constitute a Change of Control solely with respect to such Trust Beneficiary.

                                   SCHEDULE B

                         To The Trust Agreement For The
                      Retirement Income Assurance Plan and
                   The Supplemental Executive Retirement Plan



     I.   List of Benefit Plans and Arrangements to be Funded by Trust
          ---- -- ------- ----- --- ------------ -- -- ------ -- -----



               Retirement Income Assurance Plan
               Supplemental Executive Retirement Plan










    II.   Names of Trust Beneficiaries and Amounts or Basis for Determining
          ----- -- ----- ------------- --- ------- -- ----- --- -----------
          Amounts Payable to each Trust Beneficiary under each Benefit Plan
          ------- ------- -- ---- ----- ----------- ----- ---- ------- ----
          listed in I above.
          ------ -- - ------

          The identification of Trust Beneficiaries (active and inactive) and their Plan Values may be obtained from the Corporate Benefits Director.